                                                                  EXECUTION COPY

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                               $1,476,020,000(1)

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C1
       CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5,
          CLASS X-2, CLASS A-M, CLASS A-J, CLASS B, CLASS C AND CLASS D

                             UNDERWRITING AGREEMENT

                                                                    JUNE 3, 2005

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

GMAC Commercial Holding Capital Markets Corp.
401 Manhattan Beach Boulevard, Suite B
Manhattan Beach, California  90266

Ladies and Gentlemen:

         GMAC Commercial Mortgage Securities, Inc., a Delaware corporation (the
"Company"), proposes to sell to the Underwriters named in Schedule I hereto (the
"Underwriters"), the respective classes of Mortgage Pass-Through Certificates,
Series 2005-C1, that are identified on Schedule I, in each case, having the initial aggregate stated principal amount (a "Class Principal Balance"), or with respect to the Class X-2 Certificates, the initial aggregate notional principal amount (the "Class Notional Amount"), and initial pass-through rate set forth on
Schedule I (such Certificates, the "Underwritten Certificates"). The Class A-1,
Class A-1A, Class A-2, Class A-3, Class A-4, Class A-5, Class X-2, Class A-M,
Class A-J, Class B, Class C and Class D Certificates, together with the Class
X-1, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q, Class W, Class R-I, Class R-II and Class
R-III Certificates issued therewith (collectively, the "Certificates"), will evidence the entire interest in the Trust Fund (as defined in the Pooling and
Servicing Agreement referred to below) consisting primarily of a pool of multifamily and commercial mortgage loans as described in the Prospectus
Supplement (as hereinafter defined) to be sold by the Company.

         The Certificates will be issued under a pooling and servicing agreement
(the "Pooling and Servicing Agreement") to be dated as of June 1, 2005 among the
Company, as depositor, GMAC Commercial Mortgage Corporation ("GMACCM"), as
master servicer (in such capacity,

----------
(1) Includes original principal amounts only. The Class X-2 Certificates will have an approximate original notional amount of $1,490,771,000.

the "Master Servicer") and serviced whole loan paying agent, GMACCM, as special servicer (in such capacity, the "Special Servicer"), and LaSalle Bank National
Association, as trustee (the "Trustee") and ABN AMRO Bank, N.V., as fiscal agent. The Certificates are described in the Basic Prospectus and the Prospectus
Supplement (each as hereinafter defined) which the Company has furnished to the
Underwriters.

         Certain of the Mortgage Loans (the "GMACCM Mortgage Loans") will be acquired by the Company from GMACCM pursuant to a mortgage loan purchase agreement, dated as of June 3, 2005 (the "GMACCM Mortgage Loan Purchase
Agreement"), between the Company and GMACCM. Certain of the Mortgage Loans (the
"MSMC Mortgage Loans") will be acquired by the Company from Morgan Stanley
Mortgage Capital, Inc. ("MSMC") pursuant to a mortgage loan purchase agreement, dated as of June 3, 2005 (the "MSMC Mortgage Loan Purchase Agreement"), between the Company and MSMC. Certain of the Mortgage Loans (the "GACC Mortgage Loans")
will be acquired by the Company from German American Capital Corporation
("GACC") pursuant to a mortgage loan purchase agreement, dated as of June 3,
2005 (the "GACC Mortgage Loan Purchase Agreement"), between the Company and
GACC.

         The GMACCM Mortgage Loans, the MSMC Mortgage Loans and the GACC
Mortgage Loans together are referred to herein as the "Mortgage Loans." GMACCM,
MSMC and GACC are collectively referred to herein as the "Mortgage Loan
Sellers." The GMACCM Mortgage Loan Purchase Agreement, the MSMC Mortgage Loan
Purchase Agreement and the GACC Mortgage Loan Purchase Agreement are
collectively referred to herein as the "Purchase Agreements." The "Cut-off Date"
with respect to each Mortgage Loan shall be the due date for such Mortgage Loan in June, 2005.

         SECTION 1. Representations, Warranties, and Covenants.

                  SECTION 1.1. The Company represents and warrants to, and
         agrees with the Underwriters that:

                     (a) The Company has filed with the Securities and Exchange
                  Commission (the "Commission") a registration statement (No.
                  333-123974) on Form S-3 for the registration under the
                  Securities Act of 1933, as amended (the "Securities Act"), of
                  Mortgage Pass-Through Certificates (issuable in series),
                  including the Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Underwriters. The
                  Company proposes to file with the Commission pursuant to Rule
                  424(b) under the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations") a
                  supplement dated June 3, 2005 (the "Prospectus Supplement"), to the prospectus dated April 26, 2005 (the "Basic
                  Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement (No.
                  333-123974) including exhibits thereto and any information incorporated therein by reference, as amended at the date
                  hereof, is hereinafter called the "Registration Statement", the Basic Prospectus and the Prospectus Supplement and any
                  information incorporated therein by reference (including,
                  without limitation, and only for purposes of clarification, any information filed with the Commission pursuant to a
                  Current Report on Form 8-

                                      -2-

                  K), together with any amendment thereof or supplement thereto authorized by the Company on or prior to the Closing Date for use in connection with the offering of the Certificates, are hereinafter called the "Prospectus" and any diskette attached to the Prospectus is hereinafter called the "Diskette." Any preliminary form of the Prospectus Supplement which has
                  heretofore been filed pursuant to Rule 424, or prior to the effective date of the Registration Statement pursuant to Rule
                  402(a) or 424(a) is hereinafter called a "Preliminary
                  Prospectus Supplement," and any diskette attached to the
                  Preliminary Prospectus Supplement is hereinafter referred to as the "Preliminary Diskette." The mortgage loan and related information contained on the diskette attached to any ABS Term
                  Sheets, Computational Materials or Collateral Term Sheets is
                  referred to herein as the "Term Sheet Diskette" and the tape provided by GMACCM that was used to create the Term Sheet
                  Diskette is referred to herein as the "Term Sheet Master
                  Tape." References herein to ABS Term Sheets, Computational
                  Materials or Collateral Term Sheets shall include any Term
                  Sheet Diskette provided therewith. As used herein, "Pool
                  Information" means the compilation of information and data regarding the Mortgage Loans covered by the Agreed Upon
                  Procedures Letter dated June 3, 2005 and rendered by Deloitte
                  & Touche, L.L.P. (a "hard copy" of which Pool Information was initialed on behalf of each of GMACCM, MSMC, GACC, GMAC
                  Commercial Holding Capital Markets Corp. and the Company).

                     (b) The Registration Statement has become effective, and
                  the Registration Statement as of its effective date (the
                  "Effective Date"), and the Prospectus, as of the date of the
                  Prospectus Supplement, complied in all material respects with the applicable requirements of the Securities Act and the
                  Securities Act Regulations; and the Registration Statement, as
                  of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the
                  statements therein not misleading and the Prospectus and any
                  Diskette, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the
                  statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor GMACCM makes any representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto relating to the information
                  identified by underlining or other highlighting as shown in
                  Exhibit A (the "Excluded Information"); provided, further, that neither the Company nor GMACCM makes any representations or warranties as to either (i) any information in any
                  Computational Materials or ABS Term Sheets (each as
                  hereinafter defined) required to be provided by the
                  Underwriters to the Company pursuant to Section 4.2, or (ii)
                  any information contained in or omitted from the portions of the Prospectus identified by underlining or other highlighting as shown in Exhibit B (the "Underwriter Information");
                  provided, further, that, solely with respect to the sale of the Certificates under this Agreement, neither the Company nor, except as contemplated by Section 1.2(a), GMACCM, makes any

                                      -3-

                  representations or warranties as to any information contained in or omitted from the Prospectus Supplement, or Annex A or
                  Annex B to the Prospectus Supplement or the Diskette, insofar as such information relates to (w) the Mortgage Loan Sellers,
                  (x) the Mortgage Loans, the General Motors Building Whole
                  Loan, the 125 West 55th Street Whole Loan, the Loews Miami
                  Beach Whole Loan, the Wellpoint Office Tower Whole Loan, the
                  Windsor Hospitality Portfolio Whole Loan, the San Marcos
                  Apartments Whole Loan and the College Station Apartments Whole
                  Loan (each as defined in the Prospectus Supplement) or the
                  Mortgaged Properties related thereto, (y) any intercreditor agreement(s) relating to the Mortgage Loans, the General
                  Motors Building Whole Loan, the 125 West 55th Street Whole
                  Loan, the Loews Miami Beach Whole Loan, the Wellpoint Office
                  Tower Whole Loan, the Windsor Hospitality Portfolio Whole
                  Loan, the San Marcos Apartments Whole Loan and the College
                  Station Apartments Whole Loan or (z) the GE 2005-C2 Pooling
                  and Servicing Agreement or the COMM 2005-LP5 Pooling and
                  Servicing Agreement (as defined in the Prospectus Supplement)
                  (such information described in the foregoing clauses (w), (x),
                  (y) and (z), the "Mortgage Loan Seller Information"), other than that the Mortgage Loan Seller Information (exclusive of the information set forth on the pages between A-22 and A-23, inclusive, of Annex A to the Prospectus Supplement (the "Loan
                  Detail") and the information on the Diskette) that represents a restatement or aggregation of the information on the Loan
                  Detail, accurately reflects the information contained in the
                  Loan Detail; provided, further, that neither the Company nor
                  GMACCM makes any representations or warranties with respect to the Term Sheet Diskette or the Diskette to the extent that the information set forth in the Diskette is different than the information set forth in the Loan Detail or the information set forth in the Term Sheet Diskette is different than the information set forth in the Term Sheet Master Tape. Neither the Company nor, except as contemplated by Section 1.2(a),
                  GMACCM makes any representations or warranties, however, as to the accuracy or completeness of any information in the Loan
                  Detail. The Company acknowledges that, except for any
                  Computational Materials and ABS Term Sheets, the Underwriter
                  Information constitutes the only information furnished in
                  writing by or on behalf of any Underwriter for use in
                  connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus, and the
                  Underwriters confirm that the Underwriter Information is
                  correct.

                     (c) The Company has been duly incorporated and is validly
                  existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it.

                     (d) This Agreement has been duly authorized, executed and
                  delivered by the Company and, assuming due authorization,
                  execution and delivery by the Underwriters, constitutes a
                  valid, legal and binding obligation of the Company,
                  enforceable against the Company in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency,
                  reorganization, moratorium and other laws affecting the
                  enforcement of creditors' rights generally, (ii) generally principles of

                                      -4-

                  equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the
                  enforceability of the provisions of this Agreement that
                  purport to provide indemnification for securities laws
                  liabilities.

                     (e) As of the Closing Date (as defined herein), the
                  Certificates will conform in all material respects to the
                  description thereof contained in the Prospectus and the
                  representations and warranties of the Company in the Pooling and Servicing Agreement will be true and correct in all
                  material respects.

                  SECTION 1.2. GMACCM represents and warrants to and agrees with you that:

                     (a) As of the Closing Date, the representations and
                  warranties of GMACCM in the Pooling and Servicing Agreement and in Section 4(b) of the GMACCM Mortgage Loan Purchase
                  Agreement will be true and correct in all material respects.

                     (b) This Agreement has been duly authorized, executed and
                  delivered by GMACCM and, assuming the due authorization,
                  execution and delivery by the Underwriters, constitutes a
                  valid, legal and binding obligation of GMACCM, enforceable against GMACCM in accordance with the terms hereof, subject to
                  (i) applicable bankruptcy, insolvency, reorganization,
                  moratorium and other laws affecting the enforcement of
                  creditors' rights generally, (ii) general principles of
                  equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws to the extent that such public policy considerations limit the
                  enforceability of the provisions of this Agreement that
                  purport to provide indemnification for securities laws
                  liabilities.

                  SECTION 1.3. Each Underwriter represents and warrants to and agrees with the Company and GMACCM that:

                     (a) With respect to each class of Underwritten
                  Certificates, if any, to be issued in authorized denominations of $25,000 or lesser initial principal balance or evidencing percentage interests in such class of less than 20%, as the case may be, the fair market value of all such Underwritten
                  Certificates sold to any single Person on the date of initial sale thereof by such Underwriter will not be less than
                  $100,000.

                     (b) As of the date hereof and as of the Closing Date, such
                  Underwriter has complied with all of its obligations
                  hereunder, including, without limitation, Section 4.2, and, with respect to all Computational Materials and ABS Term
                  Sheets provided by such Underwriter to the Company pursuant to
                  Section 4.2, if any, such Computational Materials and ABS Term
                  Sheets are accurate in all material respects (taking into
                  account the assumptions explicitly set forth in the
                  Computational Materials or ABS Term Sheets, except to the
                  extent of any errors

                                      -5-

                  therein that are caused by errors in the Pool Information) and include all assumptions material to the preparation thereof.
                  The Computational Materials and ABS Term Sheets provided by such Underwriter to the Company constitute a complete set of all Computational Materials and ABS Term Sheets delivered by such Underwriter to prospective investors that are required to be filed with the Commission.

                  SECTION 1.4. Each Underwriter agrees with the Company and
         GMACCM that it will cause the Person(s) acquiring the Residual
         Certificates on the Closing Date, to execute and deliver, the Transfer
         Affidavit and Agreement referred to in Section 5.02 of the Pooling and
         Servicing Agreement, substantially in the form of Exhibit C-1 to the
         Pooling and Servicing Agreement.

         SECTION 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the
Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the actual principal amounts (or with respect to the Class X-2 Certificates, the actual notional principal amount) or percentage interests set forth in Schedule I hereto in the respective classes of Underwritten Certificates at a price for each such class set forth in Schedule I hereto. There will be added to the purchase prices of the Underwritten Certificates an amount equal to interest accrued thereon from June 1, 2005 to but not including the Closing Date.

         SECTION 3. Delivery and Payment. Delivery of and payment for the
Underwritten Certificates shall be made at the offices of Orrick, Herrington &
Sutcliffe LLP, New York, New York 10103 at 10:00 a.m., New York City time, on
June 16, 2005 or such later date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Company
(such date and time of delivery and payment for the Underwritten Certificates being herein called the "Closing Date"). Delivery of the Underwritten
Certificates (also referred to herein as the "DTC Registered Certificates")
shall be made to the respective accounts of the Underwriters through DTC, in each case against payment by the Underwriters to or upon the order of each
Mortgage Loan Seller by wire transfer in immediately available funds of the amount that has been agreed to by each such Mortgage Loan Seller and the Company
(net of certain expenses, which will be paid by the Underwriters on behalf of the Company). As a further condition to the delivery of the DTC Registered
Certificates, each Underwriter shall have furnished by telephonic notice to the applicable Mortgage Loan Seller the federal reference number for the related wire transfer to such Mortgage Loan Seller and shall have furnished to the
Company each such federal reference number as soon as practicable after such federal reference number becomes available.

         SECTION 4. Offering by Underwriters.

                  SECTION 4.1. It is understood that the Underwriters propose to offer the Underwritten Certificates for sale to the public as set forth in the Prospectus, and the Underwriters agree that all offers and sales by the Underwriters shall be made in compliance with all applicable laws and regulations. It is further understood that the Company, in reliance upon a no-filing letter from the Attorney General of the State of New York granted pursuant to Policy Statement 105, has not and will not file an offering

                                      -6-

         statement pursuant to Section 352-e of the General Business Law of the
         State of New York with respect to the Underwritten Certificates. As required by Policy Statement 105, each Underwriter therefore covenants and agrees with the Company that sales of the Underwritten Certificates made by such Underwriter in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement
         105.

                  SECTION 4.2. It is understood that each Underwriter may
         prepare and provide to prospective investors certain Computational
         Materials and ABS Term Sheets (each as defined below) in connection with its offering of the Underwritten Certificates, subject to the following conditions to be satisfied by such Underwriter:

                     (a) In connection with the use of Computational Materials, such Underwriter shall comply with all applicable requirements of the No-Action Letter of May 20, 1994 issued by the
                  Commission to Kidder, Peabody Acceptance Corporation I,
                  Kidder, Peabody & Co. Incorporated and Kidder Structured Asset
                  Corporation, as made applicable to other issuers and
                  underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994
                  (collectively, the "Kidder/PSA Letter"), as well as the PSA
                  Letter referred to below. In connection with the use of ABS
                  Term Sheets, such Underwriter shall comply with all applicable requirements of the No-Action Letter of February 17, 1995
                  issued by the Commission to the Public Securities Association
                  (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

                     (b) For purposes hereof, "Computational Materials" as used herein shall have the meaning given to such term in the
                  No-Action Letters, but shall include only those Computational
                  Materials that have been prepared or delivered to prospective investors by or at the direction of such Underwriter. For
                  purposes hereof, "ABS Term Sheets" and "Collateral Term
                  Sheets" as used herein shall have the meanings given such
                  terms in the PSA Letter but shall include only those ABS Term
                  Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of such Underwriter.

                     (c) (i) All Computational Materials and ABS Term Sheets
                  provided to prospective investors that are required to be
                  filed pursuant to the No-Action Letters shall bear a legend on each page including the following statement:

                     "THE INFORMATION HEREIN HAS BEEN PROVIDED SOLELY BY [NAME
                     OF [APPLICABLE] UNDERWRITER]. NEITHER THE ISSUER OF THE
                     CERTIFICATES NOR ANY OF ITS AFFILIATES MAKES ANY
                     REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE
                     INFORMATION HEREIN. THE INFORMATION HEREIN IS PRELIMINARY
                     AND WILL BE SUPERSEDED BY THE APPLICABLE PROSPECTUS
                     SUPPLEMENT AND BY ANY OTHER INFORMATION

                                      -7-

                     SUBSEQUENTLY FILED WITH THE SECURITIES AND EXCHANGE
                     COMMISSION."

                         (ii) In the case of Collateral Term Sheets, such legend
                     shall also include the following statement:

                     "THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE
                     DESCRIPTION OF THE MORTGAGE POOL CONTAINED IN THE
                     PROSPECTUS SUPPLEMENT RELATING TO THE CERTIFICATES AND [,
                     EXCEPT WITH RESPECT TO THE INITIAL COLLATERAL TERM SHEET
                     PREPARED BY THE UNDERWRITERS,] SUPERSEDES ALL INFORMATION
                     CONTAINED IN ANY COLLATERAL TERM SHEETS RELATING TO THE
                     MORTGAGE POOL PREVIOUSLY PROVIDED BY [NAME OF [APPLICABLE]
                     UNDERWRITER]."

The Company shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, subsections (c)(i) and (c)(ii) will be satisfied if all Computational Materials and ABS Term Sheets referred to therein bear a legend in a form previously approved in writing by the Company.

                     (d) Such Underwriter shall provide the Company with
                  representative forms of all Computational Materials and ABS
                  Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Company for use by the Underwriters. Such Underwriter shall provide to the
                  Company, for filing on Form 8-K as provided in Section 5.9, copies (in such format as required by the Company) of all
                  Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action
                  Letters. Such Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and ABS Term
                  Sheets described in this subsection (d) must be provided to the Company not later than 10:00 a.m. New York City time one business day before filing thereof is required pursuant to the terms of this Agreement. Such Underwriter agrees that it will not provide to any investor or prospective investor in the
                  Certificates any Computational Materials or ABS Term Sheets on
                  or after the day on which Computational Materials and ABS Term
                  Sheets are required to be provided to the Company pursuant to this Section 4.2(d) (other than copies of Computational
                  Materials or ABS Term Sheets previously submitted to the
                  Company in accordance with this Section 4.2(d) for filing
                  pursuant to Section 5.9), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

                                      -8-

                     (e) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth
                  therein; provided, however, that the Computational Materials and ABS Term Sheets may include information based on
                  alternative methodologies or assumptions if specified therein.
                  If any Computational Materials or ABS Term Sheets delivered by such Underwriter that are required to be filed were based on assumptions with respect to the Pool that differ from the
                  final Pool Information in any material respect or on
                  Certificate structuring terms that were revised in any
                  material respect prior to the printing of the Prospectus, such
                  Underwriter shall prepare revised Computational Materials or
                  ABS Term Sheets, as the case may be, based on the final Pool
                  Information and final structuring assumptions, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated
                  orally to such Underwriter they would purchase all or any
                  portion of the Certificates, and include such revised
                  Computational Materials and ABS Term Sheets (marked, "as
                  revised") in the materials delivered to the Company pursuant to subsection (d) above.

                     (f) The Company shall not be obligated to file any
                  Computational Materials or ABS Term Sheets that have been
                  determined to contain any material error or omission;
                  provided, at the request of the applicable Underwriter, the
                  Company will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked
                  "superseded by materials dated _____________________" and
                  accompanied by corrected Computational Materials or ABS Term
                  Sheets that are marked "material previously dated
                  _____________, as corrected," with appropriate dates inserted.
                  In the event that within the period during which the
                  Prospectus relating to the Certificates is required to be
                  delivered under the Securities Act, any Computational
                  Materials or ABS Term Sheets delivered by an Underwriter are determined, in the reasonable judgment of the Company or such
                  Underwriter, to contain a material error or omission, such
                  Underwriter shall prepare a corrected version of such
                  Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials and ABS Term Sheets to all recipients of the prior versions thereof that either
                  indicated orally to such Underwriter they would purchase all or any portion of the Certificates, or actually purchased all or any portion thereof, and shall deliver copies of such
                  corrected Computational Materials and ABS Term Sheets (marked,
                  "as corrected") to the Company for filing with the Commission in a subsequent Form 8-K submission (subject to the Company's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which shall be at the expense of such Underwriter).

                     (g) If an Underwriter does not provide any Computational
                  Materials or ABS Term Sheets to the Company pursuant to
                  subsection (d) above, such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or

                                      -9-

                  electronic form in connection with the offering of the
                  Certificates that is required to be filed with the Commission in accordance with the No-Action Letters, and such Underwriter shall provide the Company with a certification to that effect on the Closing Date.

                     (h) In the event of any delay in the delivery by such
                  Underwriter to the Company of all Computational Materials and
                  ABS Term Sheets required to be delivered in accordance with subsection (d) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to Section 5.9, the
                  Company shall have the right to delay the release of the
                  Prospectus to investors or to the Underwriters, to delay the
                  Closing Date and to take other appropriate actions, in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5.9 to file the
                  Computational Materials and ABS Term Sheets by the time
                  specified therein.

                     (i) Each Underwriter represents and warrants that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal
                  requirements of the No-Action Letters with respect to the
                  generation and use of Computational Materials and ABS Term
                  Sheets in connection with the offering of the Certificates.

                     (j) Notwithstanding anything herein to the contrary, for
                  purposes of this Agreement, neither the Preliminary Diskette nor the Diskette shall be deemed to be Computational Materials or ABS Term Sheets.

                  Each Underwriter represents and warrants that, if and to the extent it provided any prospective investors with any Computational Materials or
ABS Terms Sheets prior to the date hereof in connection with the offering of the
Certificates, all of the conditions set forth in clauses (a) through (h) above have been or, to the extent the relevant condition requires action to be taken after the date hereof, will be, satisfied with respect thereto.

                  SECTION 4.3. Each Underwriter further agrees that, on or prior to the sixth day after the Closing Date, it shall provide the Company with a certificate, substantially in the form of Exhibit C attached hereto, setting forth (i) in the case of each class of Underwritten
         Certificates, (a) if less than 10% of the aggregate actual principal balance of such class of Underwritten Certificates has been sold to the public as of such date, the value calculated pursuant to clause
         (b)(iii) of Exhibit C hereto, or (b) if 10% or more of such class of
         Underwritten Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate actual principal balance of such class of Underwritten Certificates, then the weighted average price at which the Underwritten Certificates of such class were sold expressed as a percentage of the aggregate actual principal balance of such class of Underwritten Certificates sold, or
         (c) the first single price at which at least 10% of the aggregate actual principal balance of such class of Underwritten Certificates was sold to the public, (ii) the prepayment assumption used in pricing each class of Underwritten Certificates, and (iii) such other information as to matters of fact as the Company may reasonably request to enable it to comply with its

                                      -10-

         reporting requirements with respect to each class of Underwritten
         Certificates to the extent such information can in the good faith judgment of such Underwriter be determined by it.

         SECTION 5. Agreements. The Company agrees with the several Underwriters that:

                  SECTION 5.1. Before amending or supplementing the Registration
         Statement or the Prospectus with respect to the Underwritten
         Certificates, the Company will furnish the Underwriters with a copy of each such proposed amendment or supplement.

                  SECTION 5.2. The Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b)
         under the Securities Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

                  SECTION 5.3. If, during the period after the first date of the public offering of the Underwritten Certificates in which a prospectus relating to the Underwritten Certificates is required to be delivered under the Securities Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the
         Prospectus to comply with the Securities Act or the Securities Act
         Regulations, the Company promptly will prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the
         Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the
         Prospectus is delivered to a purchaser, be misleading or so that the
         Prospectus will comply with law.

                  SECTION 5.4. The Company will furnish to the Underwriters, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Securities Act, as many copies of the Prospectus, any documents incorporated by reference therein, and any amendments and supplements thereto as the Underwriters may reasonably request.

                  SECTION 5.5. The Company agrees, so long as the Underwritten
         Certificates shall be outstanding, or until such time as the several
         Underwriters shall cease to maintain a secondary market in the
         Certificates, whichever first occurs, to deliver to the Underwriters the annual statement as to compliance delivered to the Trustee pursuant to Section 3.13 of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the
         Trustee pursuant to Section 3.14 of the Pooling and Servicing
         Agreement, as soon as such statements are furnished to the Company.

                  SECTION 5.6. The Company will endeavor to arrange for the
         qualification of the Underwritten Certificates for sale under the laws of such jurisdictions as the Underwriters may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Underwritten Certificates; provided, however,

                                      -11-

         that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                  SECTION 5.7. Except as herein provided, the several
         Underwriters shall be responsible only for paying all costs and expenses incurred by them, including the fees and disbursements of their counsel, in connection with the purchase and sale of the
         Underwritten Certificates.

                  SECTION 5.8. If, during the period after the Closing Date in which a prospectus relating to the Underwritten Certificates is required to be delivered under the Securities Act, the Company receives notice that a stop order suspending the effectiveness of the
         Registration Statement or preventing the offer and sale of the
         Underwritten Certificates is in effect, the Company will advise the
         Underwriters of the issuance of such stop order.

                  SECTION 5.9. The Company shall file the Computational
         Materials and ABS Term Sheets (if any) provided to it by the
         Underwriters under Section 4.2(d) hereof with the Commission pursuant to a Current Report on Form 8-K by 10:00 a.m. on the morning the
         Prospectus is delivered to the Underwriters or, in the case of any
         Collateral Term Sheet required to be filed prior to such date, by 10:00
         a.m. on the second business day following the first day on which such
         Collateral Term Sheet has been sent to a prospective investor;
         provided, however, that prior to such filing of the Computational
         Materials and ABS Term Sheets (other than any Collateral Term Sheets that are not based on the Pool Information) by the Company, each
         Underwriter must comply with its obligations pursuant to Section 4.2 and the Company must receive a letter from Deloitte & Touche, L.L.P., certified public accountants, satisfactory in form and substance to the
         Company, GMACCM and their respective counsels, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they determined that all information that is included in the Computational
         Materials and ABS Term Sheets (if any) provided by the Underwriters to the Company for filing on Form 8-K, as provided in Section 4.2 and this
         Section 5.9, is accurate except as to such matters that are not deemed by the Company to be material. The Company shall file any corrected
         Computational Materials described in Section 4.2(f) as soon as practicable following receipt thereof. The Company also will file with the Commission within fifteen days of the issuance of the Certificates a Current Report on Form 8-K (for purposes of filing the Pooling and
         Servicing Agreement).

         SECTION 6. Conditions to the Obligations of the Underwriters. The
Underwriters' obligation to purchase the Underwritten Certificates shall be subject to the following conditions:

                  SECTION 6.1. No stop order suspending the effectiveness of the
         Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Securities Act.

                                      -12-

                  SECTION 6.2. Since January 1, 2005, there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company or GMACCM.

                  SECTION 6.3. The Company shall have delivered to the
         Underwriters a certificate, dated the Closing Date, of the President, a
         Senior Vice President or a Vice President of the Company to the effect that the signer of such certificate has examined this Agreement, the
         Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

                     (a) the representations and warranties of the Company in
                  this Agreement and in the Pooling and Servicing Agreement are
                  true and correct in all material respects; and

                     (b) the Company has, in all material respects, complied
                  with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

                  SECTION 6.4. GMACCM shall have delivered to the Underwriters a certificate, dated the Closing Date, of the President, a Senior Vice
         President or a Vice President of GMACCM to the effect that the signer of such certificate has examined the Pooling and Servicing Agreement and this Agreement and that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of GMACCM contained in the Pooling and Servicing Agreement and in this Agreement are true and correct in all material respects.

                  SECTION 6.5. The Underwriters shall have received the opinions of Orrick, Herrington & Sutcliffe LLP, special counsel for the Company and GMACCM, dated the Closing Date as to such matters reasonably requested by the Underwriters, the opinion of Elizabeth Kim, Esq., associate counsel for the Company and GMACCM dated the Closing Date, as to such matters reasonably requested by the Underwriters.

                  SECTION 6.6. The Underwriters shall have received from their counsel an opinion dated the Closing Date in form and substance reasonably satisfactory to the Underwriters.

                  SECTION 6.7. The Underwriters shall have received from
         Deloitte & Touche, L.L.P., certified public accountants, (a) a letter dated the date hereof and reasonably satisfactory in form and substance to the Underwriters and their counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by you, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Description of the
         Mortgage Pool," "Description of the Certificates" and "Yield and
         Maturity Considerations" agrees with the records of the Company and the
         Mortgage Loan Sellers excluding any questions of legal interpretation and (b) the letter prepared pursuant to Section 5.9 hereof.

                                      -13-

                  SECTION 6.8. The respective classes of Underwritten
         Certificates shall have been rated as set forth on Schedule I.

                  SECTION 6.9. The Underwriters shall have received, with
         respect to the Trustee, a favorable opinion of counsel, dated the
         Closing Date, addressing the valid existence of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party and, subject to standard limitations regarding laws affecting creditors' rights and general principles of equity, the enforceability of the Pooling and Servicing Agreement against such party. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, parties to this
         Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion may be qualified as an opinion only on the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

                  SECTION 6.10. The Underwriters shall have received from
         Orrick, Herrington & Sutcliffe LLP, special counsel to the Company, and from Elizabeth Kim, associate counsel, to the Company, reliance letters with respect to any opinions delivered to the rating agencies identified on Schedule I hereto.

                  SECTION 6.11. The Underwriters shall have received from
         counsel to each Mortgage Loan Seller, the opinions substantially to the effect set forth in Section 8(e) of each Mortgage Loan Seller's respective Purchase Agreement.

                  SECTION 6.12. The Company will furnish the Underwriters with conformed copies of the above opinions, certificates, letters and documents as they reasonably request.

         SECTION 7. Indemnification and Contribution.

                  SECTION 7.1. The Company and GMACCM, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either
         Section 15 of the Securities Act or Section 20 of the Securities
         Exchange Act of 1934 (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the
         Registration Statement for the registration of the Underwritten
         Certificates as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus or incorporated by reference therein (if used within the period set forth in Section 5.3 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or in the
         Diskette, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not

                                      -14-

         misleading, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon any information with respect to which the Underwriters have agreed to indemnify the Company pursuant to Section 7.2; provided that the Company and GMACCM will be liable for any such loss, claim, damage or liability that arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Mortgage
         Loan Seller Information or Pool Information only if and to the extent that (i) any such untrue statement is with respect to information regarding the GMACCM Mortgage Loans contained in the Loan Detail or, to the extent consistent with Annex A to the Prospectus Supplement, the
         Diskette, or (ii) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to information regarding any or all of the Mortgage Loan Sellers, any or all of the
         Mortgage Loans or any or all of the Mortgaged Properties related thereto contained in the Prospectus Supplement, or Annex A or Annex B
         to the Prospectus Supplement (exclusive of the Loan Detail) (provided that with respect to information set forth in Annex B specifically attributed to any appraisal for the related Mortgaged Property, only if such information is misstated in Annex B), and such information represents a restatement or aggregation of information contained in the
         Loan Detail, or (iii) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to information regarding GMACCM, the GMACCM Mortgage Loans, the Windsor
         Hospitality Portfolio Whole Loan or any or all of the Mortgaged
         Properties related thereto contained in the Prospectus Supplement or
         Annex A or Annex B to the Prospectus Supplement (exclusive of the Loan
         Detail) (provided that with respect to information set forth in Annex B specifically attributed to any appraisal for the related Mortgaged
         Property, only if such information is misstated in Annex B), and such information does not represent a restatement or aggregation of information contained in the Loan Detail; and provided that none of the
         Company, GMACCM or any Underwriter will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Excluded
         Information, or any information included in Computational Materials or
         ABS Term Sheets that have been superseded by revised Computational
         Materials or ABS Terms Sheets (any such information, the "Excluded Pool
         Information"); provided, that such Underwriter has complied with its obligation to circulate revised Computational Materials and ABS Terms
         Sheets in accordance with Section 4.2(e) and has delivered them to the
         Company no later than one (1) Business Day after delivery to investors;
         provided, however, that each of the Company and GMACCM will be liable to the extent any such loss, claim, damage or liability is caused by errors in the portion of the Pool Information relating to the GMACCM
         Mortgage Loans.

                  SECTION 7.2. Each Underwriter agrees, severally and not
         jointly to indemnify and hold harmless the Company, GMACCM, their respective directors or officers and any person who controls the
         Company or GMACCM within the meaning of either Section 15 of the
         Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 7.1 above from the Company and
         GMACCM to the Underwriters, but only with respect to (i) the
         Underwriter Information relating to such Underwriter or supplied by such Underwriter to the Company for inclusion in the Prospectus
         Supplement and (ii) the Computational Materials and ABS Term Sheets

                                      -15-

         delivered to investors in the Certificates by such Underwriter, except to the extent of any errors in the Computational Materials or ABS Term
         Sheets or Term Sheet Diskettes that are caused by errors in the Pool
         Information or information contained in the Term Sheet Master Tape;
         provided, however, that the indemnification set forth in this Section
         7.2 shall not apply to the extent of any errors in the Computational
         Materials or ABS Term Sheets that are caused by Excluded Pool
         Information provided that such Underwriter has complied with its obligation to circulate revised Computational Materials and ABS Terms
         Sheets in accordance with Section 4.2(e) and has delivered them to the
         Company (or its counsel) no later than one (1) business day after delivery to investors. In addition, the Underwriter agrees to indemnify and hold harmless the Company, GMACCM, their respective directors or officers and any person who controls the Company or GMACCM within the meaning of either Section 15 of the Securities Act or Section 20 of the
         Exchange Act against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys'
         fees) caused by, resulting from, relating to, or based upon any legend regarding original issue discount on any Underwritten Certificate resulting from incorrect information provided by such Underwriter in the certificates described in Section 4.3 hereof.

                  SECTION 7.3. In case any proceeding (including any
         governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7.1 or 7.2, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties)
         include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to Section 7.1, and by the Company or
         GMACCM, in the case of parties indemnified pursuant to Section 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith; provided, the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or

                                      -16-

         judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

                  SECTION 7.4. If the indemnification provided for in this
         Section 7 is unavailable to an indemnified party under Section 7.1 or
         7.2 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the Company and
         GMACCM on the one hand and any of the Underwriters, on the other from the offering of the Underwritten Certificates but also the relative fault of the Company and GMACCM on the one hand and any of the
         Underwriters, on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations.
         The relative fault of the Company and GMACCM,on the one hand and of any of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or GMACCM or by an
         Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  SECTION 7.5. The Company, GMACCM and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 7.4 above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section
         7.4, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent
         misrepresentation (within the meaning of Section 11(f) of the
         Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  SECTION 7.6. The indemnity and contribution agreements
         contained in this Section 7 and the representations and warranties of the Company and GMACCM in this Agreement shall remain operative and in full force and effect regardless of (i) any

                                      -17-

         termination of this Agreement, (ii) any investigation made by or on behalf of an Underwriter or any person controlling an Underwriter or by or on behalf of the Company or GMACCM and their respective directors or officers or any person controlling the Company or GMACCM and (iii)
         acceptance of and payment for any of the Underwritten Certificates.

         SECTION 8. Termination. This Agreement shall be subject to termination by notice given to the Company and GMACCM, if the sale of the Underwritten
Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company or GMACCM to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the
Company or GMACCM shall be unable to perform their respective obligations under this Agreement. If the Underwriters terminate this Agreement in accordance with this Section 8, the Company or GMACCM will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and sale of the Underwritten Certificates.

         SECTION 9. Default by an Underwriter. If any Underwriter shall fail to purchase and pay for any of the Underwritten Certificates agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated to take up and pay for the
Underwritten Certificates that the defaulting Underwriter agreed but failed to purchase; provided, however, that in the event that the initial principal amount
(or with respect to the Class X-2 Certificates, the initial aggregate notional principal amount) of Underwritten Certificates that the defaulting Underwriter agreed but failed to purchase shall exceed 10% of the aggregate principal balance of all of the Underwritten Certificates set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Underwritten Certificates, and if such nondefaulting Underwriters do not purchase all of the Underwritten
Certificates, this Agreement will terminate without liability to the nondefaulting Underwriters, the Company or GMACCM. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date for the
Underwritten Certificates shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the
Company and to any nondefaulting Underwriter for damages occasioned by its default hereunder.

         SECTION 10. Certain Representations and Indemnities to Survive. The
respective agreements, representations, warranties, indemnities, and other statements of the Company, GMACCM, the Underwriters, or the officers of any of the Company, GMACCM and the Underwriters set forth in or made pursuant to this
Agreement, will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or made by or on behalf of the Company or GMACCM or any of their respective officers, directors or controlling persons, and will survive delivery of and payment for the Underwritten Certificates.

                                      -18-

         SECTION 11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of the Underwriters, will be mailed, delivered or telegraphed and confirmed to each Representative at the following address: Deutsche Bank Securities Inc., 60 Wall Street, New York, New
York 10005, Attention: Lainie Kaye; Morgan Stanley & Co. Incorporated, 1585
Broadway, New York, New York 10036, Attention: AJ Sfarra, telecopy number (212)
761-0748, with a copy to Michelle Wilke, Esq., at 1221 Avenue of the Americas,
5th Floor, New York, NY 10020, telecopy number (212) 762-8831; GMAC Commercial
Holding Capital Markets Corp., c/o Newman Financial Services, 401 Manhattan
Beach Boulevard, Suite B, Manhattan Beach, California 90266, Attn: Structured
Finance Group; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 200 Witmer Road, Horsham, Pennsylvania
19044-8015, Attention: Structured Finance Manager with a copy to the General
Counsel, GMAC Commercial Mortgage Corporation; or, if sent to GMACCM, will be mailed, delivered or telegraphed and confirmed to it at 200 Witmer Road,
Horsham, Pennsylvania 19044-8015, Attention: Structured Finance Manager with a copy to the General Counsel, GMAC Commercial Mortgage Corporation.

         SECTION 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

         SECTION 13. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW
YORK.

         SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

                               [SIGNATURES FOLLOW]

                                      -19-

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the
Company, GMACCM and the Underwriters.

                                Very truly yours,

                                GMAC COMMERCIAL MORTGAGE
                                SECURITIES, INC.

                                By:
                                     ------------------------------------------
                                     Name: David Lazarus
                                     Title: Vice President

                                GMAC COMMERCIAL MORTGAGE
                                CORPORATION

                                By:
                                     ------------------------------------------
                                     Name: David Lazarus
                                     Title: Senior Vice President

         The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                                DEUTSCHE BANK SECURITIES INC.

                                By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                MORGAN STANLEY & CO.
                                INCORPORATED

                                By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                GMAC COMMERCIAL HOLDING CAPITAL
                                MARKETS CORP.

                                By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                   SCHEDULE I

As used in this Agreement, the term "Registration Statement" refers to, collectively, the registration statement No. 333-123974 filed by GMAC Commercial
Mortgage Securities, Inc. on Form S-3 and declared effective by the Commission.

              TITLE AND DESCRIPTION OF THE REGISTERED CERTIFICATES

Mortgage Pass-Through Certificates, Series 2005-C1, Class A-1, Class A-1A, Class
A-2, Class A-3, Class A-4, Class A-5, Class X-2, Class A-M, Class A-J, Class B,
Class C and Class D

Underwriters: Deutsche Bank Securities Inc. ("Deutsche"), Morgan Stanley & Co.
Incorporated ("Morgan") and GMAC Commercial Holding Capital Markets Corp.
("GMACCH").

Underwriting Agreement, dated June 3, 2005

Cut-off Date: The due date of any Mortgage Loan in June 2005

Allocations: Subject to the terms and conditions of the Underwriting Agreement, each Underwriter has agreed to purchase the percentage of each class of
Certificates as set forth below:

                                ALLOCATION TABLE



----------------------------------------------------------------------------------------------------------------------
  UNDERWRITER     CLASS    CLASS   CLASS   CLASS    CLASS   CLASS    CLASS   CLASS    CLASS   CLASS    CLASS   CLASS
                   A-1      A-1A    A-2     A-3      A-4     A-5      X-2     A-M      A-J      B        C       D
----------------------------------------------------------------------------------------------------------------------

Deutsche            50%     50%     50%      50%     50%      50%     50%      50%     50%      50%     50%     50%
----------------------------------------------------------------------------------------------------------------------
Morgan              50%     50%     50%      50%     50%      50%     50%      50%     50%      50%     50%     50%
----------------------------------------------------------------------------------------------------------------------
GMACCH              0%       0%      0%      0%       0%      0%       0%      0%       0%      0%       0%      0%
----------------------------------------------------------------------------------------------------------------------
Total              100%     100%    100%    100%     100%    100%     100%    100%     100%    100%     100%    100%
----------------------------------------------------------------------------------------------------------------------


                                      I-1



----------------------------------------------------------------------------------------------------------------------
   CLASS                  INITIAL CLASS PRINCIPAL              INITIAL          PURCHASE               RATINGS
DESIGNATION                      BALANCE(1)               PASS-THROUGH RATE     PRICE(2)              FITCH/S&P
----------------------------------------------------------------------------------------------------------------------

A-1                              $61,200,000                  4.208%(3)        100.247865              AAA/AAA
----------------------------------------------------------------------------------------------------------------------
A-1A                            $344,507,000                  4.615%(3)        100.497979              AAA/AAA
----------------------------------------------------------------------------------------------------------------------
A-2                             $300,000,000                  4.471%(3)        100.498858              AAA/AAA
----------------------------------------------------------------------------------------------------------------------
A-3                             $187,300,000                  4.538%(3)        100.498741              AAA/AAA
----------------------------------------------------------------------------------------------------------------------
A-4                              $68,100,000                  4.619%(3)        100.494087              AAA/AAA
----------------------------------------------------------------------------------------------------------------------
A-5                             $157,393,000                  4.697%(3)        100.493525              AAA/AAA
----------------------------------------------------------------------------------------------------------------------
X-2                           $1,490,771,000                  0.778%(4)          3.413243              AAA/AAA
----------------------------------------------------------------------------------------------------------------------
A-M                             $159,785,000                  4.754%(3)        100.497114              AAA/AAA
----------------------------------------------------------------------------------------------------------------------
A-J                             $127,829,000                  4.806%(3)        100.496650              AAA/AAA
----------------------------------------------------------------------------------------------------------------------
B                                $33,954,000                  4.936%(3)        100.499797               AA/AA
----------------------------------------------------------------------------------------------------------------------
C                                $11,984,000                  4.988%(3)        100.499678              AA-/AA-
----------------------------------------------------------------------------------------------------------------------
D                                $23,968,000                  5.057%(5)        100.499311                A/A
----------------------------------------------------------------------------------------------------------------------


-----------------

         (1) Subject to a variance of plus or minus 5.0%.

         (2) Expressed as a percentage of the Class Principal Balance of the relevant class of Certificates to be purchased hereunder. In addition, as to each such class of Certificates, the Underwriters will pay GMAC Commercial
Mortgage Securities, Inc. accrued interest at the initial Pass-Through Rate therefor from June 1, 2005 to, but not including, the Closing Date.

         (3) The Pass Through Rate is the specified fixed rate.

         (4) The Class X-2 Certificates will not have a Certificate Balance and will accrue interest on the Notional Amount (as defined herein) thereof at a variable rate based on the Weighted Average Net Mortgage Rate.

         (5) Initial Pass Through Rate. The Pass Through Rate is the lesser of the specified fixed rate and the Weighted Average Net Mortgage Rate.

Closing Time, Date and Location: 10:00 a.m. New York City time on June 16, 2005 at the offices of Orrick, Herrington & Sutcliffe LLP. Issuance and delivery of
Registered Certificates: Each class of Registered Certificates will be issued as one or more Certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. Beneficial owners will hold interests in such
Certificates through the book-entry facilities of The Depository Trust Company, in minimum denominations of initial principal balance of (a) in the case of the
$25,000 and in any whole dollar denomination in excess thereof.

                                      I-2

                                    EXHIBIT A
                                    ---------

                  EXCLUDED INFORMATION OF PROSPECTUS SUPPLEMENT

                   (All circled text and tables are excluded)

                                      A-1

                                    EXHIBIT B
                                    ---------

                             UNDERWRITER INFORMATION

                   (All circled text and tables are excluded)

                                      B-1

                                    EXHIBIT C
                                    ---------

                                                                 June [  ], 2005

GMAC Commercial Mortgage Securities, Inc.
GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania 19044

         Re:   GMAC Commercial Mortgage Securities, Inc.,
               Mortgage Pass-Through Certificates, Series 2005-C1
               --------------------------------------------------

         Pursuant to Section 4.3 of the Underwriting Agreement, dated June 3,
2005 (the "Underwriting Agreement"), among GMAC Commercial Mortgage Securities,
Inc., GMAC Commercial Mortgage Corporation, Deutsche Bank Securities Inc.,
Morgan Stanley & Co. Incorporated and GMAC Commercial Holding Capital Markets
Corp., each an underwriter set forth therein (collectively the "Underwriters")
relating to the Certificates referenced above, each of the undersigned does hereby certify that:

         The prepayment assumption used in pricing the Certificates was 0% CPR except for the Class X-2 which were priced at 100% CPR assuming the clean up call is exercised.

         With respect to each class of Certificates, set forth below is (i), the first price at which 10% of the aggregate actual principal balance of each such class of Certificates and the notional balance of the Class X-2 Certificates was sold to the public at a single price, if applicable, or (ii) if more than 10% of a class of Certificates have been sold to the public but no single price is paid for at least 10% of the aggregate actual principal balance of such class of
Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the actual principal balance of such class of Certificates, or (iii) if less than 10% of the aggregate actual principal balance of a class of Certificates has been sold to the public, the purchase price for each such class of Certificates paid by the Underwriters expressed as a percentage of the actual principal balance of such class of
Certificates calculated by: (1) estimating the fair market value of each such class of Certificates as of June [ ], 2005; (2) adding such estimated fair market value to the aggregate purchase price of each class of Certificates described in clause (i) or (ii) above; (3) dividing each of the fair market values determined in clause (1) by the sum obtained in clause (2); (4)
multiplying the quotient obtained for each class of Certificates in clause (3)
by the purchase price paid by the Underwriters for all the Certificates; and (5)
for each class of Certificates, dividing the product obtained from such class of
Certificates in clause (4) by the original actual principal balance of such class of Certificates:

                     Class A-1:                100.247865
                     Class A-1A:               100.497979
                     Class A-2:                100.498858
                     Class A-3:                100.498741
                     Class A-4:                100.494087
                     Class A-5:                100.493525
                     Class X-2                   3.413243

                                      C-1

                     Class A-M                 100.497114
                     Class A-J                 100.496650
                     Class B:                  100.499797
                     Class C:                  100.499678
                     Class D:                  100.499311

                                      C-2

         The prices set forth above do not include accrued interest with respect to periods before closing.

                          DEUTSCHE BANK SECURITIES INC.

                          By:
                               ------------------------------------------------
                               Name:
                               Title:

                          By:
                               ------------------------------------------------
                               Name:
                               Title:

                          MORGAN STANLEY & CO.
                          INCORPORATED

                          By:
                               ------------------------------------------------
                               Name:
                               Title:

                          GMAC COMMERCIAL HOLDING CAPITAL
                          MARKETS CORP.

                          By:
                               ------------------------------------------------
                               Name:
                               Title: